UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2016

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 42nd Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 4, 2016, Blackstone Mortgage Trust, Inc., as borrower (the “Company”), and a special-purpose wholly-owned subsidiary of the Company, as guarantor (the “Guarantor”), entered into a Credit Agreement (the “Credit Agreement”) with Barclays Bank PLC as administrative agent, sole lead arranger, bookrunner and sole initial lender (“Barclays”). The Credit Agreement provides for a senior secured revolving loan facility in an aggregate principal amount of $125.0 million, the proceeds of which the Company expects to use to purchase loans and other eligible assets in accordance with the Company’s investment guidelines as well as for operating expenses and general corporate purposes.

Advances under the Credit Agreement are subject to availability under a specified borrowing base, and accrue interest at a per annum pricing rate equal to the sum of (i) an applicable base rate or eurodollar rate and (ii) an applicable margin, in each case, dependent on the applicable type of loan. The initial maturity date of the facility is April 4, 2018 and is subject to two one-year extension options, exercisable at the Company’s option.

In connection with the Credit Agreement, the Guarantor has agreed to guarantee the Company’s obligations under the Credit Agreement and has granted a security interest in its assets in favor of the lenders under the Credit Agreement. In addition, the sole member of the Guarantor has pledged its membership interests in the Guarantor as collateral in favor of the lenders under the Credit Agreement.

The Credit Agreement and the related guarantee and security agreements contain various affirmative and negative covenants, including the following financial covenants applicable to the Company: (i) ratio of EBITDA to fixed charges of not less than 1.40 to 1.00; (ii) tangible net worth of not less than approximately $1.86 billion plus 75% of the net cash proceeds of any equity issuance after the date of the Credit Agreement; (iii) cash liquidity of not less than the greater of (x) $10.0 million and (y) 5% of the Company’s recourse indebtedness; and (iv) indebtedness shall not exceed 83.33% of the Company’s total assets.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically incorporated by reference into any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is disclosed in accordance with Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.

Date: April 8, 2016	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Secretary and Head of Legal and Compliance